EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Long-Term Incentive Plan, As Amended, of United States Cellular Corporation of our report dated February 24, 2016, with respect to the consolidated financial statements of Los Angeles SMSA Limited Partnership and Subsidiary included in United States Cellular Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

Orlando, Florida

May 20, 2016